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                                                                 Exhibit 10.21


                        EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement ("Agreement") between NETOBJECTS, INC., a Delaware corporation (the "Company") and RUSSELL SURMANEK ("Executive") is entered into as of April 5, 1999.

         The Company desires to employ Executive, and Executive is willing to undertake such employment on the terms and subject to the conditions set forth in this Agreement. In consideration of the mutual covenants in this Agreement, the parties agree as follows:

         1. DUTIES. During the term of this Agreement, Executive shall serve as the Executive Vice President, Finance and Operations, and Chief Financial Officer of the Company, reporting to the Chief Executive Officer ("CEO") and President and subject to the ultimate authority and control of the Board of Directors of the Company (the "Board of Directors"). Executive agrees to devote his full business time, skill and undivided attention to the business of the Company and to carry out his duties in a manner which meets the performance standards and directives established by the CEO and President from time to time.

         2.     COMPENSATION OF EXECUTIVE.

                (a) TOTAL AND BASE SALARY. During the term of this Agreement and subject to the provisions of Section 4, Executive shall be paid by the Company a Total Salary, which is payable in bimonthly installments of $10,541.67 each, less applicable payroll taxes. Executive and the Company agree and acknowledge that the Total Salary to be paid Executive has been determined based on a Base Salary of $220,000 per year plus a sales target bonus of 15% of Base Salary under the Company's Sales Target Bonus program. If Executive's employment commences or terminates on a day other than the first day of a calendar month, the Total Salary payable to Executive for the first and/or last month of Executive's employment shall be prorated based on the actual number of days in each such month.

                (b) STARTING BONUS AND INCENTIVE STOCK OPTIONS. In addition to the Total Salary Executive shall be paid as set forth in Section 2(a), Executive shall receive a one-time starting bonus of $100,000, which shall be paid, less applicable payroll taxes, within 15 business days of Executive's commencement of his duties for the Company or his execution of this Agreement, whichever is later. Within that same time period, Executive also shall be issued, as a one-time starting incentive bonus, incentive stock options for the purchase of 210,000 shares of common stock under the Company's 1997 Stock Option Plan attached as Exhibit A (the "Option Plan"). These options will vest at the end of the three-month period following the date Executive commences employment pursuant to the terms and conditions of the standard form of Stock Option Agreement attached as Exhibit B (the "Option Agreement").

                (c) ADDITIONAL COMPENSATION. Executive shall be eligible to be paid by the Company an amount of additional compensation pursuant to the terms and conditions of this Section 2(c).


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                            (1)    EXECUTIVE BONUS POOL.  During the term of
this Agreement, and subject to the provisions of Section 4, Executive shall receive each year during the term of this agreement an annual Fiscal-Year Executive Bonus equal to 20% of Base Salary. This Bonus is payable to officers of the Company at the end of the fiscal year, which is currently September 30, PROVIDED that the Company has the right in its sole discretion to change its fiscal year.

                            (2)    PAYMENT.  Except as otherwise provided in
Section 4, the additional compensation provided for in this Section 2(c) will be paid to Executive within 90 days after the end of the applicable fiscal year. At Executive's option, payment of the additional compensation provided for in this Section 2(c) will be either paid in cash in a lump sum, less applicable payroll taxes, or by the grant of incentive stock options to purchase 5,000 shares of common stock at then-current fair market value under the Option Plan. If granted, such options will vest at the rate of 1/12th per month and be subject to exercise pursuant to the terms and conditions of the Option Agreement.

                (d) BASIC INCENTIVE STOCK OPTION GRANT. In addition to the foregoing, Executive shall receive additional incentive stock options for the purchase of 1,200,000 shares of common stock under the Option Plan subject to exercise pursuant to the terms and conditions of the Option Agreement. Such options will vest and become exercisable subject to Executive's continued employment by the Company on the applicable vesting dates in accordance with the following schedule, except as provided in Sections 4(c)(3) and 5, below:

           Vesting Date                      Percentage of Shares Vesting
           ------------                      ----------------------------
6 months after employment commences                      25%
7-12 months after employment commences             2.5% per month
13-36 months after employment commences          2.08333% per month
37-48 months after employment commences          0.83333% per month

Executive shall be eligible for future grants of incentive stock options under the Option Plan or successor plans, at the discretion of the Board of Directors of the Company.

                (e) IPO DIRECTED SHARES. In the event of an initial public offering ("IPO") of shares of the Company's common stock, Executive will have an opportunity to participate in any directed share program made available to the Company by its underwriters to the same extent as other employees with positions similar to Executive who directly report to the Company's CEO and President.

                (f) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Executive for all expenses reasonably incurred by Executive in connection with the performance of Executive's duties under this Agreement, in accordance with the Company's policies and procedures in effect from time to time.

                (g) INSURED BENEFITS. During the term of this Agreement, Executive and his dependents shall be entitled to participate and be included in such group insurance plans or programs as the Company provides to employees with positions similar to Executive from time to time.

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                (h)    VACATION.  Executive shall be entitled to annual
vacation (without deduction of salary or other compensation) in accordance with the Company's vacation policy for executive employees in effect from time to time, but in no event less than 18 days, such vacation to be taken at such time or times during such year as may be mutually agreed upon between the CEO and President and Executive.

                (i) RETIREMENT PLAN. During the term of this Agreement, Executive shall be entitled to participate and be included in any retirement plan of the Company applicable to executive employees of the Company.

         3. CONFIDENTIALITY AND CONFLICTS OF INTEREST. Executive agrees to execute and fully comply with the terms of the Employee Agreement Regarding Proprietary Information and Inventions attached as Exhibit C.

         4.     TERM AND TERMINATION.

                (a) TERM. This Agreement shall have an initial term of 24 months from April 5, 1999, subject to earlier termination pursuant to Section 4(b).

                (b)    TERMINATION EVENTS.

                       (1) TERMINATION FOR CAUSE. This Agreement is terminable for cause by the Company at any time immediately upon delivery of written notice from the Company to Executive. "Cause" shall mean that Executive has willfully breached or neglected his duty, failed or refused to work, been dishonest, refused to discharge duties assigned to Executive by the CEO or the Board of Directors, used alcohol or drugs so as to interfere with his performance of his duties, or conducted himself in a manner which a reasonable person would believe would tend to bring the Company into disrepute or to adversely affect its business. For the purposes of Section 4(c)(3), "for cause" also includes Executive's resignation as an employee of the Company, which Executive shall have the right to do at any time.

                       (2) TERMINATION WITHOUT CAUSE. At any time during the term of this Agreement or any extension hereof, the Company may terminate Executive's employment without cause. In the event of the termination of Executive's employment without cause at any time during the term of this Agreement, and provided that Executive fully complies with the provisions of
Section 3, the Company shall pay to Executive, an amount computed as follows:
 24 months of Total Salary at the rate provided for in Section 2(a) minus the number of months of Total Salary provided for in Section 2(a) that has been paid prior to the effective date of the termination of Executive's employment, plus a pro-rated portion of the annual fiscal year bonus provided for in Section 2(c)(1) less applicable payroll taxes. This payment shall be made on the effective date of the termination of Executive's employment.

                       (3)    DEATH. This Agreement shall terminate
immediately upon the death of Executive.

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                (c)    CONSEQUENCES OF TERMINATION.  Upon termination of
Executive's employment for any reason, all rights and obligations of the parties hereto shall terminate, except as follows:

                       (1)    UNPAID COMPENSATION.  Total Salary of
Executive, which has accrued but has not been paid prior to the termination, shall be paid to Executive.

                       (2) SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS. The rights and obligations of the parties under Section 3 shall survive termination.

                       (3) ACCELERATED VESTING OF STOCK OPTIONS. In the event that Executive's employment is terminated for any reason other than for cause, as defined in Section 4(b)(1), during the term of this Agreement, vesting of the options granted to Executive pursuant to Sections 2(b), (c)(2) and (d) shall automatically accelerate so that 65% of the total number of shares subject to such options shall be vested as of the effective date of the termination of Executive's employment.

         5. ACQUISITION OF THE COMPANY. In the event of an acquisition of the Company which is consummated during the term of this Agreement, vesting of the options granted to Executive pursuant to Sections 2(b), (c)(2) and (d) shall automatically accelerate one full calendar year, or as otherwise necessary to provide for vesting of at least 65% of the total number of shares subject to such options as of the effective date of the acquisition. For purposes of this Section 5, an "acquisition" means (A) any transaction or series of transactions, in which all stockholders of the Company are legally entitled to participate and pursuant to which shares of voting stock representing more than 50% of the total outstanding shares of voting stock of the Company are purchased by a person not controlled by, in control of or under common control with the Company immediately prior to such transaction, (B) the merger or consolidation of the Company with another entity (other than a merger or consolidation in which the holders of shares of voting stock of the Company immediately before the merger or consolidation own immediately after the merger or consolidation, voting securities of the surviving or acquiring entity or a parent company of such surviving or acquiring entity possessing more than 50% of the voting power of the surviving or acquiring entity or parent party) resulting in the exchange of the outstanding shares of voting stock of the Company for cash, securities or other property, or (C) any sale, lease, license, exchange or other disposition (whether in one transaction or a series of related transactions) of more than 50% of the assets of the Company.

         6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, as such laws apply to contracts to be performed within California by California residents.

         7. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement and supersedes prior and contemporaneous ones. It may not be changed orally, but only by a written instrument signed by both Executive and the Company.


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         8.     SUCCESSORS AND ASSIGNS.  Except as otherwise provided in
Section 15, neither this Agreement nor any of the rights or obligations of either party arising under this Agreement shall be capable of assignment, transfer or delegation, nor shall they be assigned, transferred or delegated, either voluntarily or involuntarily, by operation of law or otherwise without the prior written consent of the other party.

         9. WAIVER OF A BREACH. The waiver by either Executive or the Company of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

         10. NOTICES. All notices or other communications provided for by this Agreement shall be made in writing and shall be deemed properly delivered upon receipt (a) when delivered personally, (b) mailed by certified or registered mail, (c) sent by facsimile transmission with receipt confirmed electronically, or (d) sent by Federal Express or other express carrier, fee prepaid, addressed to the Company at its principal offices and to Executive, at the address set forth below his signature, or to such other address or addresses of which a party shall have notified the other.

         11. HEADINGS. This Agreement shall not be interpreted by reference to any of the titles or headings to the paragraphs herein, which have been inserted for purposes of convenience only and are not to be deemed a part hereof.

         12. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document.

         13. ATTORNEYS' FEES AND COSTS. If any legal action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

         14. EFFECT OF MERGER, TRANSFER OF ASSETS, OR DISSOLUTION. This Agreement shall not be terminated by any voluntary or involuntary dissolution of the Company resulting from either a merger or consolidation in which the Company is not the consolidated or surviving entity, or a transfer of all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the Company's rights, benefits, and obligations under this Agreement shall be assigned to and assumed by the surviving or resulting entity or the transferee of the Company's assets.

         15. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach of this Agreement, shall be settled by binding arbitration, in accordance with the terms of the American Arbitration Association's ("AAA") National Rules for the Resolution of Employment Disputes and the following procedures:

                (a) MEETING OF THE PARTIES. Either party may send the other party written notice identifying the matter in dispute and invoking the procedures of this Section 15. Within 14 days after receipt of such notice, the parties shall meet at a mutually agreed location for the purpose of determining whether they can resolve the dispute themselves by written agreement, and, if not,

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whether they can agree upon a third-party arbitrator (the "Arbitrator") to whom to submit the matter in dispute for final and binding arbitration.

                (b) INITIATION OF ARBITRATION. If the parties fail to resolve the dispute by written agreement or agree on the Arbitrator within that 14-day period, either party may make written application to AAA, or, if such organization shall no longer be in operation or shall fail to consider the application, to a similar arbitration service in San Francisco, California (the "Service") for the appointment of a single Arbitrator to resolve the dispute by arbitration. At the request of the Service the parties shall confer with the Service within 10 days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have. The Service shall submit simultaneously to the parties a list of seven candidates for the Arbitrator. Each party shall have 10 days from the mailing date of the Service's list in which to cross off any names objected to (but not to exceed three), number the remaining names in order of preference and return the list to the Service. From among the persons the parties have not objected to and taking into account the parties' designated order of preference, the Service shall select the Arbitrator, which selection shall be final and binding on the parties.

                (c) ARBITRATION HEARING. Within 30 days after the selection of the Arbitrator, the parties shall confer with such Arbitrator at a place and time designated by such Arbitrator after consultation with the parties to determine a schedule for the prompt hearing and determination of the dispute, including the exchange of relevant information between the parties prior to commencement of the hearing. The Arbitrator's decision shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over the parties. The prevailing party (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator the party's own attorneys' fees and expenses in connection with such proceeding. The non-prevailing party (as determined by the Arbitrator) shall pay the Arbitrator's fees and expenses.

         IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement as of the date first written above.

NETOBJECTS, INC.                      RUSSELL SURMANEK


By: /s/ Samir Arora                   /s/ Russell Surmanek
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Its: CEO                              Address:
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